Exhibit 99.3

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Condensed

Financial Statements

December 31, 2003

September 30, 2004

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Condensed

Financial Statements

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to Hungarian Telephone and Cable Corp.’s (“HTCC”) acquisition of PanTel and its related companies (“PanTel”) on February 28, 2005 (the “Acquisition”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These unaudited pro forma combined condensed financial statements were prepared as if the Acquisition had been completed as of January 1, 2004 and January 1, 2003 with respect to the statements of operations, and as of September 30, 2004 with respect to the balance sheet.

The unaudited pro forma combined condensed financial statements are based upon the respective historical financial statements of HTCC and PanTel. These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) HTCC’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 31, 2004; (ii) HTCC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004; (iii) PanTel’s audited financial statements for the years ended December 31, 2003, 2002 and 2001, included in this Form 8-K as Exhibit 99.1; and (iv) the accompanying notes to the unaudited pro forma combined condensed financial statements. The financial statements of PanTel included as Exhibit 99.1 to this Form 8-K have been presented in Hungarian Forints (“HUF”) and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), whereas all amounts for PanTel included herein have been presented in U.S. dollars and prepared in accordance with U.S. GAAP.

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of PanTel. The preliminary allocation of the purchase price is not indicative of the final allocation of purchase price consideration. Actual fair values will be determined as a more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from PanTel on February 28, 2005. The Company is planning to engage a professional valuation firm to establish the fair value of the assets and liabilities of PanTel as of February 28, 2005 and to establish values for unrecognized intangible assets. The Company intends to complete this valuation and establish a final purchase price allocation by September 30, 2005.

The unaudited pro forma combined condensed financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of HTCC had the Acquisition actually been effected as of the dates indicated, nor are they indicative of HTCC’s future financial position or results of operations.

The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Condensed Balance Sheet

as of September 30, 2004

(in thousands)

in thousands	HTCC as of September 30, 2004	PanTel as of September 30, 2004	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	29,175	11,435	(13,580)	A	27,030
Accounts receivable, net	5,385	12,284	(2,204)	B	15,465
Current deferred tax asset	1,025				1,025
Other current assets	4,935	14,796			19,731

Total current assets	40,520	38,515	(15,784)		63,251

Property, plant and equipment, net	119,577	76,499	(15,343)	C	180,733
Goodwill	9,114				9,114
Other intangibles, net of accumulated amortization	4,354	55,085	(12,376)	D	47,063
Deferred costs	2,326				2,326
Deferred tax asset	3,231	1,596	4,435	E	9,262
Other assets	1,904	1,498			3,402

Total assets	181,026	173,193	(39,068)		315,151

Liabilities and Stockholders’ Equity
Current liabilities:
Current instalments of long-term debt	23,405	8,923	(10,819)	F	21,509
Accounts payable	3,037	15,350	(2,204)	B	16,183
Accruals	3,749	19,248			22,997
Other current liabilities	2,216	1,159			3,375
Due to related parties	519				519

Total current liabilities	32,926	44,680	(13,023)		64,583

Long-term debt, excluding current instalments	79,018	71,474	34,557	G	185,049
Deferred credits and other liabilities	4,501	485			4,986

Total liabilities	116,445	116,639	21,534		254,618

Stockholders’ equity:
Common stock	13				13
Additional paid-in capital	146,417		2,700	H	149,117
Accumulated deficit	(104,207)	56,554	(56,554)	I	(104,207)
Accumulated other comprehensive income	22,358		(6,748)	J	15,610

Total stockholders’ equity	64,581	56,554	(60,602)		60,533

Total liabilities and stockholders’ equity	181,026	173,193	(39,068)		315,151

See accompanying notes to unaudited pro forma combined condensed financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Condensed Statement of Operations

for the nine months ended September 30, 2004

(in thousands, except for share data)

In thousands, except share and per share data	HTCC as of September 30, 2004	PanTel as of September 30, 2004	Pro Forma Adjustments		Pro Forma Combined
Telecommunication revenues	50,724	92,586	(5,849)	K	137,461
Operating expenses:
Operating and maintenance expenses	(23,732)	(73,112)	5,849	K	(90,995)
Depreciation and amortization	(9,057)	(11,968)	3,567	M	(17,458)

Total operating expenses	(32,789)	(85,080)	9,416		(108,453)

Income from operations	17,935	7,506	3,567		29,008
Other income (expenses):
Foreign exchange gains, net	4,481	4,746			9,227
Interest expense	(6,914)	(2,642)			(9,556)
Interest income	1,821	341			2,162
Other, net	42	—			42

Net income before income taxes	17,365	9,951	3,567		30,883
Income tax (expense) benefit	(1,945)	(7)	6,031	N	4,079

Net income	15,420	9,944	9,598		34,962
Cumulative convertible preferred stock dividends	(79)	—	—		(79)

Net income attributable to common stockholders	15,341	9,944	9,598		34,883

Earnings per common share – basic	1.24				2.77

Earnings per common share – diluted	1.20				2.65

Weighted average number of common shares outstanding - basic	12,359,301		250,000	H	12,609,301

Weighted average number of common shares outstanding - diluted	12,900,342		250,000	H	13,150,342

See accompanying notes to unaudited pro forma combined condensed financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Condensed Statement of Operations

for the year ended December 31, 2003

(in thousands, except for share data)

In thousands, except share and per share data	HTCC as of December 31, 2003	PanTel as of December 31, 2003	Pro Forma Adjustments		Pro Forma Combined
Telecommunication revenues	69,235	108,345	(7,234)	L	170,346
Operating expenses:
Operating and maintenance expenses	(31,212)	(93,554)	7,234	L	(117,532)
Depreciation and amortization	(11,253)	(19,743)	4,747	M	(26,249)

Total operating expenses	(42,465)	(113,297)	11,981		(143,780)

Income (loss) from operations	26,770	(4,952)	4,747		26,565
Other income (expenses):
Foreign exchange losses, net	(5,665)	(7,091)			(12,756)
Interest expense	(9,127)	(3,762)			(12,889)
Interest income	1,303	393			1,696
Other, net	(296)	2,924			2,628

Net income (loss) before income taxes	12,985	(12,488)	4,747		5,244
Income tax (expense) benefit	(509)	(1)	5,798	N	5,288

Net income (loss)	12,476	(12,489)	10,545		10,532
Cumulative convertible preferred stock dividends	(107)	—			(107)

Net income attributable to common stockholders	12,369	(12,489)	10,545		10,425

Earnings per common share – basic	1.02				0.84

Earnings per common share – diluted	0.97				0.81

Weighted average number of common shares outstanding - basic	12,180,875		250,000	H	12,430,875

Weighted average number of common shares outstanding - diluted	12,824,052		250,000	H	13,074,052

See accompanying notes to unaudited pro forma combined condensed financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

(1)	Basis of Pro Forma Presentation

On February 28, 2005, the Company purchased KPN NV’s 75.1% interest in the PanTel business for EUR 17 million (approximately $22.5 million) resulting in the Company acquiring a 100% interest in the PanTel business. The Company funded the purchase price and refinanced PanTel’s existing credit facility from the Company’s credit agreement.

The unaudited pro forma combined condensed balance sheet as of September 30, 2004 was prepared by combining the historical consolidated condensed balance sheet data for HTCC and PanTel as if the Acquisition had been consummated on September 30, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 give effect to the Acquisition as if it had occurred on January 1, 2003 and January 1, 2004, respectively.

(2)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price paid for PanTel based on the book values of the acquired assets and assumed liabilities of PanTel as of February 28, 2005. The preliminary allocation of the purchase price is not indicative of the final allocation of purchase price consideration. Actual fair values will be determined as more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from PanTel on February 28, 2005. The Company is planning to engage a professional valuation firm to establish the fair value of the assets and liabilities of PanTel as of February 28, 2005 and to establish values for unrecognized intangible assets. The Company intends to complete this valuation and establish a final purchase price allocation by September 30, 2005.

in thousands	February 28, 2005
Current assets	48,539
Fixed assets, net	62,175
Intangible assets	48,034
Other non-current assets	3,016

Total assets acquired	161,764

Current liabilities	41,688
Long-term debt	80,521
Other non-current liabilities	4

Total liabilities assumed	122,213

Purchase price	39,551

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

The purchase price of $39.6 million (the “Initial Purchase Price”), consists of the following: (i) the payment of cash of EUR 26.9 million ($35.4 million at historical exchange rates), (ii) 250,000 shares at a fair value of $2.7 and (iii) estimated transaction costs of $1.5 million. Under the purchase method of accounting, the Initial Purchase Price is allocated to the net tangible and intangible assets based upon their estimated fair value as of the date of the acquisition.

The purchase price for the PanTel business was arrived at by arms length negotiations between the Company and the sellers. A preliminary estimate of $31.3 million has been calculated as negative goodwill, which represents the excess of the fair value of the net tangible and intangible assets acquired over the purchase price. Negative goodwill on the transaction is due to the decision of the majority shareholder of the PanTel business to quickly divest its investments in Central and Eastern Europe. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” negative goodwill has been proportionally allocated to long-lived assets.

The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of PanTel will change the amount of the purchase price allocable to negative goodwill.

Historical transactions between HTCC and PanTel have been eliminated through the pro-forma adjustments.

(3)	Pro Forma Adjustments

The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

Balance Sheet

a)	To adjust the cash balances to reflect cash inflows and outflows surrounding the purchase of the PanTel business along with the refinancing of long term debt.

b)	To eliminate $2.2 million in intercompany receivables/payables between Hungarotel and PanTel.

c)	Represents the proportional allocation of negative goodwill to the PP&E balance ($18.1 million) and reflects the corresponding addback to depreciation ($2.8 million).

d)	Represents the proportional allocation of negative goodwill to the Intangibles balance ($13.1 million) and reflects the corresponding addback to depreciation (0.7 million).

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

e)	Represents the deferred tax asset arising on the difference in book value between the Hungarian statutory books and US GAAP due to the allocation of negative goodwill to long lived assets in the US GAAP books.

f)	To adjust the existing short-term portion of long term debt to the refinanced level.

g)	To adjust the existing long term debt for the refinanced balance of euro 150 million less the short term portion of refinanced debt.

h)	To reflect the 250,000 shares issued to a minority interest stakeholder in PanTel that sold its interest to the Company as part of the 25% minority interest purchase on November 10, 2004.

i)	To eliminate PanTel’s retained earnings.

j)	Cumulative translation adjustment arising on the translation of the PanTel balance sheet at September 30, 2004.

Statement of Operations

k)	To eliminate $0.4 million of interconnect fees charged by Hungarotel and expensed by PanTel in operating expenses and eliminate $5.5 million of interconnect fees charged by PanTel and expensed by Hungarotel.

l)	To eliminate $0.4 million of interconnect fees charged by Hungarotel and expensed by PanTel in operating expenses and eliminate $6.8 million of interconnect fees charged by PanTel and expensed by Hungarotel.

m)	To adjustment amortization during the year on long lived assets after effect of negative goodwill allocation.

n)	To recognize deferred tax benefit from deferred tax assets arising from the first time booking of net operating loss carry forwards and the tax effect of book differences arising after the allocation of negative goodwill.